UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 18, 2004

                           APPLIED DNA SCIENCES, INC.
                      ------------------------------------

             (Exact name of registrant as specified in its charter)


          Nevada                      290519                    59-2262718
----------------------------       -----------             -------------------
(State or other jurisdiction        Commission                 (IRS Employer
     of Incorporation)              File Number              Identification No.)


    9229 Sunset Boulevard Los Angeles, CA Ste 830               90069
    ---------------------------------------------             ---------
     (Address of principal executive offices)                 (Zip Code)


       Registrant's Telephone Number, including area code: (310) 860-1362


         (Former name or former address, if changed since last report.)

Item 5.02  Appointment of Principal Officers

On August 2, 2004, Applied DNA Sciences, Inc. (the "Company") appointed Karin Lise Klemm to the position of Chief Operating Officer and Secretary. In that capacity, Ms. Klemm will oversee the day to day operations of the Company. Ms. Klemm continues to serve as President of Poly Pacific Entertainment, Inc., an entertainment company based in Beverly Hills, where she began her employ in that role in August of 1999. Since August of 2003, Ms. Klemm has served as Chief Executive Officer to Uncensored Music Network, Inc., also an entertainment company. Previously, from 1997 through 2000, Ms. Klemm was a branch manager of RH11, an executive search firm in Los Angeles, California.

Item 7.01 Regulation FD Disclosure

On August 18, 2004, the Company mailed a letter to its record shareholders. The letter referenced specific agreements recently entered into but not yet announced. Additionally, the letter disclosed the Company's progress in furthering its business plan. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided to the record shareholders of Applied DNA in its August 18th letter. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits. The following document is filed as an exhibit to this report:

      99.1     Letter to record shareholders dated August 18, 2004


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  APPLIED DNA SCIENCES, INC.



                                  /S/ Peter Brockelsby
                                  ------------------------------
                                  Peter Brockelsby, President